UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

Generex biotechnology corpORATION

(Exact of registrant as specified in its charter)

DELAWARE 000-29169 98-0178636

State or other jurisdiction of incorporation Commission File Number IRS Employer Identification №.

10102 USA Today Way, Miramar, Florida 33025

(Address of principal executive offices) (Zip Code)

(416) 364-2551

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

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Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2020, Generex Biotechnology Corporation (“Generex”) entered into a Collaboration Agreement (the “Agreement”) with Beijing Zhonghua Investment Fund Management Co., LTD and Sinotek-Advocates International Industry Development (Shenzhen) Co., Ltd. (an affiliate of China Technology Exchange) (the “Chinese Parties”), to develop a COVID-19 vaccine using the Ii-Key Peptide vaccine technology of Generex’s majority owned subsidiary, NuGenerex Immuno-Oncology, Inc (“NGIO”).

Under the Agreement, Generex will make the Ii-Key Peptide vaccine technology available to the Chinese Parties. The Chinese parties will provide facilities and personnel for the development of the COVID-19 vaccine under Generex/NGIO technical guidance. The development will include synthesis, analysis and human trials through Phase III, if warranted, in China. The Chinese parties will have exclusive rights to use and commercialize the COVID-19 technology and products in China.

The Chinese Parties have agreed to set-aside $1,000,000 for Generex/NGIO expenses during development and human clinical trials.

If development and testing are successful, the parties will enter into further collaboration and technology transfer agreements. In this event, the Chinese Parties will pay, for the benefit of NGIO, the following:

•	A technology transfer fee of $5 million.
•	A 20% royalty.
•	Its accumulated cost for development of the technology.

The Agreement provides Generex will receive a $2,000,000 breakup fee if China develops a cure for COVID-19. If Generex ceases its participation, Generex would be required to repay all amounts paid by the Chinese Parties on behalf of Generex.

The parties activities under the Agreement, including the clinical trials, are subject to approval under China Technology Import Contract Management Regulations as well as the Chinese version of the FDA.

This Current Report contains summaries of the material terms of the Agreement. The summary of the Agreement is subject to, and is qualified in its entirety by, reference to the Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

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Forward-Looking Statements

Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Generex expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Known risks and uncertainties also include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called included in this Current Report is incorporated by reference to the Exhibit Index filed with this report.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 2, 2020

Generex Biotechnology Corp.

/s/Joseph Moscato

By: Joseph Moscato, CEO, President

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Exhibit Index

Exhibit No.	Description
10.1	Collaboration Agreement among Generex Biotechnology Corporation and with Beijing Zhonghua Investment Fund Management Co., LTD and Sinotek-Advocates International Industry Development (Shenzhen) Co., Ltd. for li-Key Peptide Vaccine for the 2019 Coronavirus Disease Application, executed February 28, 2020
99.1	Press release dated March 2, 2020 issued by Generex Biotechnology Corporation

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